UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2023

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Core & Main, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40650	86-3149194
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

1830 Craig Park Court
St. Louis, Missouri	63146
(Address of principal executive offices)	(Zip Code)

(314) 432-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.01 per share	CNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
Core & Main, Inc. (the "Company") held its annual meeting of stockholders on June 28, 2023. For more information on the following proposals submitted to stockholders, see the Company’s definitive proxy statement dated May 16, 2023. Below are the final voting results for each matter submitted to a vote of stockholders.
Proposal No. 1 - Director Election
The following four individuals were elected to the Company’s Board of Directors to serve as Class II directors until the Company’s 2026 annual meeting of stockholders and until their successors have been duly elected and qualified, subject to earlier resignation or removal.

Name	Votes For	Votes Withheld	Broker Non-Votes
Bhavani Amirthalingam	222,004,340	959,376	1,199,366
Orvin T. Kimbrough	176,830,423	46,133,293	1,199,366
Margaret M. Newman	219,575,672	3,388,044	1,199,366
Ian A. Rorick	219,118,871	3,844,845	1,199,366
Proposal No. 2 - Ratification of the Appointment of the Independent Registered Public Accounting Firm
The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2024 was ratified.

Votes For	Votes Against	Votes Abstained
220,695,091	3,393,666	74,325
Proposal No. 3 - Advisory Vote to Approved Named Executive Officer Compensation
The stockholders approved, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
213,673,858	9,213,456	76,402	1,199,366

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core & Main, Inc.

By:	/s/ Stephen O. LeClair
Name:	Stephen O. LeClair
Title:	Chief Executive Officer

Date: June 28, 2023